EXHIBIT (j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the use in this Post-Effective Amendment No. 124 to Registration Statement No. 02-90946 on Form N-1A of our report dated April 5, 2007, relating to the financial statements of International Income Portfolio, appearing in the Statement of Additional Information, which is part of such Registration Statement and to the reference to us under the heading “Independent Registered Public Accounting Firms” in the Statement of Additional Information which is part of such Registration Statement.

/s/ Deloitte & Touche LLP DELOITTE & TOUCHE LLP April 13, 2007 Boston, Massachusetts